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                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and six month periods ended June 30, 1999 and 1998.

                                                     Basic     Diluted
                                                   Earnings   Earnings
                                                   Per Share  Per Share
                                                   ---------  ---------
                                                  (amounts in thousands,
                                                  except per share data)

For the three months ended June 30, 1999:
  Net income                                        $ 4,080      4,080
                                                    =======     ======
  Weighted average number of common
    shares outstanding                               11,743     11,743
  Common share equivalents resulting
    from dilutive stock options                           -         66
                                                    -------     ------
  Adjusted weighted average number
    of common and common equivalent
    shares outstanding                               11,743     11,809
                                                    =======     ======
  Net income per common share                       $  0.35       0.35
                                                    =======     ======

For the three months ended June 30, 1998:
  Net income                                        $ 3,969      3,969
                                                    =======     ======
  Weighted average number of common
    shares outstanding                               11,640     11,640
  Common share equivalents resulting
    from dilutive stock options                           -        223
                                                    -------     ------
  Adjusted weighted average number
    of common and common equivalent
    shares outstanding                               11,640     11,863
                                                    =======     ======
  Net income per common share                       $  0.34       0.33
                                                    =======     ======
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                                                     Basic     Diluted
                                                   Earnings   Earnings
                                                   Per Share  Per Share
                                                   ---------  ---------
                                                  (amounts in thousands,
                                                  except per share data)


For the six months ended June 30, 1999:
  Net income                                        $ 7,697      7,697
                                                    =======     ======
  Weighted average number of common
    shares outstanding                               11,735     11,735
  Common share equivalents resulting
    from dilutive stock options                           -        121
                                                    -------     ------
  Adjusted weighted average number
    of common and common equivalent
    shares outstanding                               11,735     11,856
                                                    =======     ======
  Net income per common share                       $  0.66       0.65
                                                    =======     ======
For the six months ended June 30, 1998:
  Net income                                        $ 7,841      7,841
                                                    =======     ======
  Weighted average number of common
    shares outstanding                               11,610     11,610
  Common share equivalents resulting
    from dilutive stock options                           -        242
                                                    -------     ------
  Adjusted weighted average number
    of common and common equivalent
    shares outstanding                               11,610     11,852
                                                    =======     ======
  Net income per common share                       $  0.67       0.66
                                                    =======     ======